EXHIBIT 10.3
CELANESE CORPORATION
2004 STOCK INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
          THIS AGREEMENT is made effective as of April 2, 2007 (the “Date of Grant”), between Celanese Corporation (the “Company”) and                      (the “Participant”).
R E C I T A L S:
          WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant to the Participant an award of performance-based Restricted Stock Units, subject to the terms set forth herein, which award shall constitute an “Other Stock-Based Award” pursuant to Section 8 of the Plan;
          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
          1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. Other capitalized terms are set forth in Schedule A annexed hereto
               (a) Business Day: Any day other than Saturday or Sunday or any other day on which banks in the State of Texas are required by law to be closed.
               (b) Cause: “Cause” as defined in an employment agreement or change in control agreement between the Company or its subsidiaries and the Participant or, if not defined therein or if there is no such agreement, (i) the Participant’s willful failure to perform Participant’s duties to the Company (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company to the Participant of such failure, (ii) commission of (x) a felony (other than traffic-related) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude, (iii) Participant’s willful malfeasance or willful misconduct which is demonstrably injurious to the Company, (iv) any act of fraud by the Participant or (v) the Participant’s breach of the provisions of any confidentiality, noncompetition or nonsolicitation to which the Participant is subject.
               (c) Disability: The Participant becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months or for an aggregate of nine months in any 24 consecutive month period to perform Participant’s duties.

               (d) Good Reason: “Good Reason” as defined in an employment agreement or change in control agreement between the Company or its subsidiaries and the Participant or, if not defined therein or if there is no such agreement, (i) a substantial diminution in Participant’s position or duties; adverse change in reporting lines, or assignment of duties materially inconsistent with his position (other than in connection with an increase in responsibility or a promotion), (ii) any reduction in Participant’s base salary or annual bonus opportunity or (iii) failure of the Company to pay compensation or benefits when due, in each case which is not cured within 30 days following the Company’s receipt of written notice from Participant describing the event constituting Good Reason.
               (e) Performance Period: The period set forth on Schedule A to this Agreement.
               (f) Performance Targets: The performance targets described in Schedule A to this Agreement.
               (g) Plan: The Celanese Corporation 2004 Stock Incentive Plan, as amended from time to time.
               (h) Retirement: Voluntary resignation on or after Participant has attained age 65.
          2. Grant of Restricted Stock Units; Dividend Equivalents. The Company hereby grants to the Participant, subject to adjustment as set forth in the Plan, ___performance-based Restricted Stock Units (together with the Restricted Stock Units credited pursuant to the succeeding provisions of this Section 2, the “RSUs”). [Based on Share price on the date of grant, number of RSUs will be determined so that underlying value equals 90% of the 2007 – 2009 Tranches x 25% x 120%]. The RSUs shall be subject to the terms and conditions set forth herein. The Participant shall be entitled to be credited with dividend equivalents with respect to the RSUs, calculated as follows: on each date that a cash dividend is paid by the Company while the RSUs are outstanding, the Participant shall be credited with an additional number of RSUs equal to the number of whole Shares (valued at Fair Market Value on such date) that could be purchased on such date with the aggregate dollar amount of the cash dividend that would have been paid on the RSUs had the RSUs been issued as Shares. The additional RSUs credited under this Section shall be subject to the same terms and conditions applicable to the RSUs originally awarded hereunder, including, without limitation, for purposes of vesting and the crediting of additional dividend equivalents.
           3. Vesting of Restricted Stock Units.
               (a) Subject to the Sections 3(b) and 3(c) below, if a Participant continues in Employment through the end of the Performance Period, a percentage of the RSUs shall vest based on the extent to which the Performance Targets are achieved, as set forth on Schedule A attached hereto.
               (b) Change in Control. Upon the occurrence of a Change in Control, RSUs, to the extent not previously canceled, shall become vested as if Performance Targets had been met at target levels and any remaining RSUs shall be canceled without consideration.

               (c) Termination of Employment.
               (i) General. Except as provided in paragraph (ii) below, if the Participant’s Employment with the Company and its Affiliates terminates for any reason, the RSU’s, to the extent not then vested, shall be immediately canceled by the Company without consideration.
               (ii) In the event that, prior to the end of the Performance Period, the Participant’s Employment is terminated (A) by the Company without Cause, (B) by the Participant with Good Reason or (C) due to the Participant’s death, Disability or Retirement, then:
     (x) all RSUs shall remain outstanding until the end of the Performance Period;
     (y) the number of RSUs which become vested shall be equal to the product of (1) the number of RSUs granted hereunder, as adjusted if applicable, multiplied by (2) the percentage of RSUs which would have become vested under Section 3(a) above if the Participant had continued in Employment through the end of the Performance Period, multiplied by (3) a fraction the numerator of which is the number of full and partial months during the Performance Period through and including the date of termination (but in no event shall the numerator be less than twelve (12)) and the denominator of which is forty five (45), such product to be rounded down to the nearest whole number; and
     (z) upon determination of the number of vested RSUs pursuant to clause (y) above, all remaining RSUs shall be canceled without consideration.
          4. Settlement of RSUs. Except to the extent the Participant has elected that delivery be deferred or that delivery be made in installments, in either case in accordance with the rules and procedures prescribed by the Board or a committee thereof (which rules and procedures, among other things, shall be consistent with the requirements of Section 409A of the Code), as soon as practicable (but in no event later than 2 1/2 months) following the end of the Performance Period (or, in the event of a Change in Control, immediately prior to the occurrence of such Change in Control), the Company shall deliver to the Participant, in complete settlement of all vested RSUs, a number of Shares equal to the number of vested RSUs determined hereunder or, in the sole discretion of the Company, an amount of cash equal to the Fair Market Value of such number of Shares on the settlement date.
          5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in Employment. Further, the Company or its Affiliate may at any time terminate the Participant’s Employment, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.
          6. Legend on Certificates. The certificates representing the Shares issued in respect of the RSUs shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws,

and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          7. Transferability. An RSU may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
          8. Withholding. The Participant may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made with respect to the RSUs or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the vesting and or settlement of RSUs (including withholding of Shares otherwise deliverable in settlement of RSUs) and to take such action as may be necessary in the discretion of the Company to satisfy all obligations for the payment of such taxes.
          9. Securities Laws. Upon the acquisition of any Shares pursuant to the vesting of the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
          10. Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel, addressed to the principal executive office of the Company and to the Participant at the address last appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
          11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
          12. Restricted Stock Units Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs and the Shares issued upon vesting thereof are subject to the Plan, which is hereby incorporated by reference In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.
          13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
* * * * *

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

CELANESE CORPORATION

By:

Agreed to this ____ day of , 2007

Participant

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